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                                                                    EXHIBIT 11.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors and Reports to Shareholders" and to the use of our report dated January 29, 1997 in the Registration Statement (Form N-
1A) and related Prospectus of The Oberweis Funds, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 15 to the Registration Statement under Securities Act of 1933 (Registration No. 33-9093) and in this Amendment No. 17 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-4854).

                                                           /s/ ERNST & YOUNG LLP

Chicago, Illinois

February 24, 1997
                                                               ERNST & YOUNG LLP